UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2012

DAVITA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14106	No. 51-0354549
(Commission File Number)	(I.R.S. Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of Principal Executive Offices) (Zip Code)

(303) 405-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 20, 2012, DaVita Inc. (“DaVita”), Seismic Acquisition LLC, a California limited liability company and a wholly owned subsidiary of DaVita (“Merger Sub”), HealthCare Partners Holdings, LLC, a California limited liability company (“HCP”), and Robert D. Mosher, as the Member Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, DaVita has agreed to acquire HCP through a merger of Merger Sub with and into HCP (the “Merger”), with HCP to be the surviving entity in the Merger (the “Surviving Entity”).

The total merger consideration to be paid to the holders of membership interests (“HCP Common Units”) and options to purchase HCP Common Units (whether or not vested) (“HCP Options”) is (a) $3,660,000,000 in cash, without interest, and 9,380,312 shares of DaVita common stock, par value $0.001 per share (the “DaVita Common Stock”). The merger consideration is subject to a customary adjustment for working capital.

Each HCP member may elect to receive, in exchange for each HCP Common Unit held by such member, the pro rata portion of the merger consideration in the form of cash or stock, or a combination thereof; provided, that the total consideration to be issued to all HCP members will be comprised of a maximum of $3,660,000,000 in cash and 9,380,312 shares of DaVita Common Stock. The Merger Agreement provides that, notwithstanding the election by an HCP member to receive all cash or all stock or a combination thereof, an HCP member may receive a combination of cash or stock that is different from what he or she may have elected, depending on the elections made by other HCP members, in order to ensure that no more than $3,660,000,000 in cash and 9,380,312 shares of DaVita Common Stock are paid in the Merger. No fractional shares of DaVita Common Stock will be issued in the Merger.

The cash portion of the merger consideration is expected to be financed through a combination of available cash, borrowings under DaVita’s senior secured credit facilities, which facilities are expected to be amended to permit such additional borrowings, and additional debt financing. No assurance can be given that such debt financing will be available on terms acceptable to DaVita or at all.

Upon the terms and subject to the conditions set forth in the Merger Agreement, each HCP Option that is outstanding immediately prior to the Effective Time will accelerate and become fully vested and exercisable as of immediately prior to the Effective Time and, to the extent unexercised, will be cancelled, extinguished, and automatically converted into the right to receive, for each HCP Common Unit subject to such HCP Option immediately prior to the Effective Time, in consideration of such cancellation, as provided in and subject to the limitations set forth in the Merger Agreement, an amount of cash (without interest) equal to the excess of the pro rata merger consideration over the applicable per unit exercise price.

As additional merger consideration, a total of up to $275,000,000 in cash will be payable to the HCP members and holders of HCP Options subject to and in accordance with the terms and conditions of the Merger Agreement. Specifically, if the Earn-Out EBITDA (as defined in the Merger Agreement) for the fiscal year ended December 31, 2012 is equal to or greater than $550,000,000, then DaVita will pay $137,500,000 in cash to the HCP members and holders of HCP Options, which will be allocated among the HCP members and holders of HCP Options in accordance with the terms of the Merger Agreement. If the Earn-Out EBITDA for the fiscal year ended December 31, 2013 is equal to or greater than $600,000,000, then DaVita will pay $137,500,000 in cash to the HCP members and holders of HCP Options (subject to a potential reduction of up to $10,000,000), which will be allocated among the HCP members and the holders of HCP Options in accordance with the terms of the Merger Agreement.

The completion of the Merger is subject to various customary conditions, including, among others, (i) obtaining the approval of HCP’s members, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by DaVita and HCP, respectively, and compliance by DaVita and HCP with their respective obligations under the Merger Agreement, and (iv) declaration of the effectiveness by the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 (the “S-4”) filed by DaVita that will include a prospectus regarding the shares of DaVita Common Stock to be issued in the Merger.

The Merger Agreement contains (i) customary representations and warranties of HCP and DaVita and (ii) covenants of HCP to conduct its business in the ordinary course and to, among other things, cooperate on seeking regulatory approvals. HCP has also agreed not to (a) initiate, solicit, or encourage any proposal or any inquiry that may reasonably be expected to lead to any proposal concerning the sale of HCP’s business or a sale of any material assets of HCP or any transaction the consummation of which would be inconsistent with or interfere with or prevent or delay, in any way whatsoever, the consummation of the transactions contemplated by the Merger Agreement (a “Competing Transaction”) or (b) hold any discussions or enter into any contracts or other arrangements with, or provide any information or respond to, any third party concerning a proposed Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate, or encourage any effort or attempt by any third party to do or seek any of the foregoing.

Under HCP’s Operating Agreement, the principal terms of the Merger and the Merger Agreement must be approved by a vote of the majority of the HCP members. The Merger Agreement provides that the board of managers of HCP will make a recommendation to the HCP members to approve the principal terms of the Merger and the Merger Agreement. HealthCare Partners Medical Group (“HCP Medical Group”), which holds approximately 72% of the outstanding HCP Common Units, has entered into a Voting Agreement with DaVita pursuant to which it has agreed to vote in favor of the principal terms of the Merger and the Merger Agreement. Accordingly, the HCP member approval is assured.

The Merger Agreement contains certain termination rights for each of DaVita and HCP. The Merger Agreement also provides that DaVita will be required to pay HCP a reverse termination fee of $125,000,000 if (a) either party terminates the Merger Agreement because the closing has not occurred by November 30, 2012 and DaVita’s conditions to closing are satisfied, (b) either party terminates the Merger Agreement because one or more of the conditions to closing becomes incapable of satisfaction due to DaVita’s breach and DaVita’s conditions to closing are satisfied other than those conditions not satisfied due to DaVita’s breach, (c) HCP terminates the Merger Agreement because one or more of the conditions to closing cannot be satisfied due to DaVita’s breach, or (d) either party terminates the Merger Agreement because the proceeds of the financing are not received and DaVita’s conditions to closing have been satisfied. Although DaVita has the right to terminate the Merger Agreement and pay the reverse termination fee under certain circumstances where the proceeds of the financing are not received, there is no separate financing condition contained in the Merger Agreement.

The Merger Agreement provides that at the closing, Dr. Robert Margolis, who is the Managing Partner and Chief Executive Officer of HCP, will be appointed to the DaVita Board of Directors (the “DaVita Board”) and, for a minimum of four annual meetings of stockholders of DaVita thereafter, Dr. Margolis’ prospective re-nomination for election to the DaVita Board shall be assessed in the same manner as is each other DaVita incumbent director’s re-nomination when the Nominating and Governance Committee of the DaVita Board determines each year which directors it shall select as nominees or recommend to the DaVita Board for nomination for election.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other information about DaVita or HCP or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of DaVita and HCP. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (a) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, (b) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules may contain information that modifies, qualifies, and creates exceptions to the representations, warranties, and covenants set forth in the Merger Agreement, (c) may be subject to a contractual standard of materiality applicable to the parties that differs from what a stockholder may view as material and (d) may have been made only as of the date of the Merger Agreement or as of another date or dates as may be specified in the Merger Agreement. Accordingly, stockholders should not rely upon representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of DaVita or HCP or their respective subsidiaries and affiliates.

On May 21, 2012, DaVita and HCP issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Escrow Agreement

Pursuant to the terms of the Merger Agreement, DaVita, HCP, and the Member Representative will enter into an Escrow Agreement with an escrow agent to be mutually selected by them prior to the closing. Under the terms of the Escrow Agreement, $559,375,000 of the merger consideration, comprised of DaVita Common Stock and cash, will be deposited into an escrow account to serve as security for the indemnification obligations of the HCP members pursuant to the Merger Agreement and any downward adjustment to the merger consideration as a result of the working capital adjustment provided for in the Merger Agreement. Beginning on the second anniversary of the Closing, certain amounts in escrow, to the extent not previously released or reserved for certain indemnity claims, will be released on various dates, with the final release to occur on October 15, 2017.

Voting Agreement

Concurrent with entering into the Merger Agreement, HCP Medical Group entered into a Voting Agreement with DaVita and HCP (the “Voting Agreement”) pursuant to which it agreed, among other things, to vote its HCP Common Units in favor of the principal terms of the Merger and the Merger Agreement. The Voting Agreement also prohibits HCP Medical Group from selling or otherwise transferring securities of HCP owned by it as of the date of the Voting Agreement and all additional securities of HCP of which it acquires ownership during the term of the Voting Agreement. The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is attached as Exhibit 10.2 hereto and is hereby incorporated into this report by reference.

Support Agreements

Concurrent with entering into the Merger Agreement, Dr. Robert Margolis, Dr. William Chin (Executive Medical Director of HCP), Mr. Matthew Mazdynasi (Executive Vice President and Chief Financial and Administrative Officer of HCP), and Dr. Thomas Paulsen (Executive Medical Director - California of HCP) have each entered into Support Agreements with DaVita and HCP (collectively, the “Support Agreements”) pursuant to which they agreed, among other things, to vote their HCP Common Units in favor of the principal terms of the Merger and the Merger Agreement. The Support Agreements also prohibit each of the HCP members that executed the Support Agreements from selling or otherwise transferring securities of HCP owned by the member as of the date of the Support Agreements and all additional securities of HCP of which the member acquires ownership during the term of the Support Agreements. In addition, each of the members agreed to elect to receive at least 33% of his consideration in the form of DaVita Common Stock and to the following sale restrictions: he may not sell any DaVita Common Stock received by him in the Merger during the first two years after the closing, he may sell no more than one-third of the shares of DaVita Common Stock received by him in the Merger in the third year after the closing, he may sell no more than a further one-third of the shares of DaVita Common Stock received by him in the Merger in the fourth year after the closing, and then there are no further restrictions. The foregoing description of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreements, copies of which are attached as Exhibits 10.3, 10.4, 10.5, and 10.6 hereto and are hereby incorporated into this report by reference.

Other Agreements

In addition, each of Dr. Robert Margolis, Dr. William Chin, Mr. Matthew Mazdynasi, Dr. Thomas Paulsen, Mr. Zan Calhoun, Ms. Lorie Glisson, Dr. Sherif Abdou, and Dr. Amir Bacchus has entered into a Non-Competition and Non-Solicitation Agreement (collectively, the “Non-Compete Agreements”) with DaVita, which is to be effective upon consummation of the Merger. Copies of the form of the Non-Compete Agreements are filed herewith as Exhibits 10.7 and 10.8 hereto, and they are incorporated into this report by reference.

The foregoing descriptions of the agreements do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed herewith and are incorporated herein by reference.

In addition, each of Dr. Robert Margolis, Dr. William Chin, Mr. Matthew Mazdynasi, Mr. Zan Calhoun, and Ms. Lorie Glisson has entered into an employment agreement with DaVita, which is to be effective upon consummation of the Merger.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, costs related to the Merger; DaVita’s or HCP’s inability to satisfy the conditions of the Merger; the need for outside financing to pay the cash consideration in the Merger; DaVita’s inability to amend the senior secured credit facilities or obtain the other financing described in this Current Report necessary to pay the cash consideration in the Merger; and other events and factors disclosed previously and from time to time in DaVita’s filings with the SEC, including DaVita’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and, when filed with the SEC, the S-4. DaVita bases its forward-looking statements on information currently available to it at the time of this release and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

Additional Information About the Proposed Transaction and Where to Find It:

In connection with the Merger, DaVita intends to file with the SEC the S-4 to register the DaVita Common Stock issuable in the Merger. Investors and security holders are urged to read the S-4 and any other relevant documents to be filed with the SEC because they will contain important information about DaVita and HCP and the proposed transaction. Investors and security holders may obtain a free copy of the S-4 and other documents when filed by DaVita with the SEC at www.sec.gov or www.davita.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of May 20, 2012, by and among DaVita Inc., Seismic Acquisition LLC, HealthCare Partners Holdings, LLC, and the Member Representative

10.2	Voting Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and HealthCare Partners Medical Group

10.3	Support Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and Dr. Robert Margolis

10.4	Support Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and Dr. William Chin

10.5	Support Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and Matthew Mazdynasi

10.6	Support Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and Dr. Thomas Paulsen

10.7	Form of Non-Competition and Non-Solicitation Agreement, dated as of May 20, 2012, between DaVita Inc. and Dr. Robert Margolis, Dr. William Chin, Dr. Thomas Paulsen, Mr. Zan Calhoun, and Ms. Lori Glisson

10.8	Form of Non-Competition and Non-Solicitation Agreement, dated as of May 20, 2012, between DaVita Inc. and Mr. Matthew Mazdynasi, Dr. Sherif Abdou, and Dr. Amir Bacchus

99.1	Press Release, issued by DaVita Inc. and HealthCare Partners Holdings, LLC, dated May 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

By:	/s/ Kim M. Rivera
Name:	Kim M. Rivera
Title:	Chief Legal Officer and Corporate Secretary

Date: May 21, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and Plan of Merger, dated as of May 20, 2012, by and among DaVita Inc., Seismic Acquisition LLC, HealthCare Partners Holdings, LLC, and the Member Representative

10.2	Voting Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and HealthCare Partners Medical Group

10.3	Support Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and Dr. Robert Margolis

10.4	Support Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and Dr. William Chin

10.5	Support Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and Matthew Mazdynasi

10.6	Support Agreement, dated as of May 20, 2012, by and among DaVita Inc., HealthCare Partners Holdings, LLC, and Dr. Thomas Paulsen

10.7	Form of Non-Competition and Non-Solicitation Agreement, dated as of May 20, 2012, between DaVita Inc. and Dr. Robert Margolis, Dr. William Chin, Dr. Thomas Paulsen, Mr. Zan Calhoun, and Ms. Lori Glisson

10.8	Form of Non-Competition and Non-Solicitation Agreement, dated as of May 20, 2012, between DaVita Inc. and Mr. Matthew Mazdynasi, Dr. Sherif Abdou, and Dr. Amir Bacchus

99.1	Press Release, issued by DaVita Inc. and HealthCare Partners Holdings, LLC, dated May 21, 2012